Exhibit 32.1

The following statement is being furnished to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1349).

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

     Re:  Prologue

Ladies and Gentlemen:

     In connection with the Quarterly Report of Prologue (the "Company") on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kevin R. Keating, President-CEO of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Prologue as of September 30, 2003.


Date:  November 13, 2003      /s/ Kevin R. Keating
                              ________________________
                              Kevin R. Keating
                              President-CEO
                              (chief executive and financial officer)